Exhibit 21


                   UniSource Energy Corporation Subsidiaries
                   -----------------------------------------


                                                 State or Other Jurisdiction of
       Subsidiary                                Incorporation or Organization
       ----------                                ------------------------------

Tucson Electric Power Company (TEP)                          Arizona
  TEP Subsidiaries:
  San Carlos Resources Inc.                                  Arizona

Millennium Energy Holdings, Inc. (Millennium)                Arizona
  Millennium Subsidiaries:
  Advanced Energy Technologies, Inc.                         Arizona
    Global Solar Energy, Inc.                                Arizona

UniSource Energy Development (UED)                           Arizona